Exhibit 10.9

EXECUTION VERSION

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Agreement”) is entered into and effective as of December 22, 2020 by and among Monocle Acquisition Corporation, a Delaware corporation (“Monocle”), Monocle Holdings Inc., a Delaware corporation (“NewCo”), and Continental Stock Transfer & Trust Company, a New York corporation (“Continental”).

WHEREAS, Monocle and Continental have previously entered into a warrant agreement, dated as of February 6, 2019 (the “Warrant Agreement”) governing the terms of Monocle’s 17,250,000 outstanding warrants to purchase shares of common stock of Monocle (the “Monocle Warrants”); and

WHEREAS, Monocle has entered into an Amended and Restated Agreement and Plan of Merger, dated as of September 8, 2020 (the “Merger Agreement”), by and among Monocle, NewCo, Monocle Merger Sub 1 Inc., a Delaware corporation and a wholly-owned direct subsidiary of NewCo (“Merger Sub 1”), Monocle Merger Sub 2 LLC, a Delaware limited liability company and a wholly-owned indirect subsidiary of NewCo (“Merger Sub 2”), AerSale Corp., a Delaware corporation (“AerSale”) and Leonard Green & Partners, L.P., a Delaware limited partnership, solely in its capacity as the Holder Representative, pursuant to which, among other things, upon the closing of the transactions contemplated by the Merger Agreement (the “Closing”), Merger Sub 1 will be merged with and into Monocle, with Monocle surviving the merger as a wholly-owned direct subsidiary of NewCo (the “First Merger”), and Merger Sub 2 will be merged with and into AerSale, with AerSale surviving the merger as a wholly-owned indirect subsidiary of NewCo (the “Second Merger”);

WHEREAS, upon the effective time of the First Merger (the “First Merger Effective Time”), each share of Monocle common stock, par value $0.0001 per share (“Monocle Common Stock”) that is issued and outstanding shall be converted into and become the right to receive one share of NewCo common stock, par value $0.0001 per share (“NewCo Common Stock”);

WHEREAS, upon the First Merger Effective Time and pursuant to Section 4.4 of the Warrant Agreement, each Monocle Warrant that is outstanding and unexercised immediately prior to the First Merger Effective Time, shall thereupon be converted into and become the right to receive a warrant representing the right to acquire NewCo Common Stock, in the same form and on the same terms and conditions (including the same “Warrant Price” and number of shares of common stock subject to such warrant) as the Monocle Warrants;

WHEREAS, effective upon the Closing (as defined below), NewCo will be renamed “AerSale Corporation”; and

WHEREAS, as a result of the foregoing, the parties hereto wish for Monocle to assign to NewCo all of Monocle’s rights and interests and obligations in and under the Warrant Agreement and for NewCo to accept such assignment, and assume all of Monocle’s obligations thereunder, in each case, effective upon the Closing;

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties hereby agree as follows:

1.            Assignment and Assumption of Warrant Agreement. Monocle hereby assigns, and NewCo hereby agrees to accept and assume, effective as of the Closing, all of Monocle’s rights, interests and obligations in, and under the Warrant Agreement and Monocle Warrants. Unless the context otherwise requires, from and after the Closing, any references in the Warrant Agreement to: (i) the “Company” shall mean NewCo; (ii) “Common Stock” shall mean NewCo Common Stock; and (iii)  the “Board of Directors” or the “Board” or any committee thereof shall mean the board of directors of NewCo or any committee thereof.

2.            Replacement Instruments. Following the Closing, each Monocle Warrant that is outstanding and unexercised immediately prior to the First Merger Effective Time (as defined in the Merger Agreement), shall thereupon be converted into and become the right to receive a NewCo Warrant and NewCo shall issue a new instrument for each such Monocle Warrant reflecting the adjustment to the terms and conditions described herein and in Section 4.4 of the Warrant Agreement.

3.            Amendment to Warrant Agreement. To the extent required by this Agreement, the Warrant Agreement is hereby deemed amended pursuant to Section 9.8 thereof to reflect the subject matter contained herein, effective as of the Closing. Except as expressly amended herein, the Warrant Agreement shall remain in full force and effect and be enforceable against the parties thereto in accordance with its terms.

4.            Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, as such laws are applied to contracts entered into and performed in such State without resort to that State’s conflict-of-laws rules.

5.            Counterpart. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Execution and delivery of this Agreement by email or exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party.

6.            Successors and Assigns. All the covenants and provisions of this Agreement shall bind and inure to the benefit of each party’s respective successors and assigns.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date and year first written above.

MONOCLE ACQUISITION CORPORATION

By:	/s/ Eric J. Zahler
	Name:	Eric J. Zahler
	Title:	President and Chief Executive Officer

MONOCLE HOLDINGS INC.

By:	/s/ Eric J. Zahler
	Name:	Eric J. Zahler
	Title:	President

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:	/s/ Ana Gois
	Name:	Ana Gois
	Title:	Vice President

[Signature Page to Assignment and Assumption Agreement]